Exhibit 10.4

                            INDEMNIFICATION AGREEMENT


         AGREEMENT between AMCAST INDUSTRIAL CORPORATION, an Ohio corporation (the "Company"), and ____________________________ (the "Indemnitee").

         WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

         WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today's environment;

         WHEREAS, basic protection against undue risk of personal liability of directors and officers heretofore has been provided through insurance coverage providing reasonable protection at reasonable cost, and Indemnitee has relied on the availability of such coverage; but as a result of substantial changes in the marketplace for such insurance it has become increasingly more difficult to obtain such insurance on terms providing reasonable protection at reasonable cost; and

         WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued service to the Company in an effective manner, the Company wishes to provide in this Agreement for the indemnification of, and the advancing of expenses to, Indemnitee to the full extent permitted by law;

          NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Definitions.

(a) Change in Control: means and shall be deemed to have
occurred on (i) the date upon which the Company is provided a copy of a Schedule 13D, filed pursuant to Section 13(d) of the Securities Exchange Act of 1934 indicating that a group or person, as defined in Rule 13d-3 under said Act, has become the beneficial owner of 20% or more of the outstanding Voting Shares of the Company or the date upon which the Company first learns that a person or group has become the beneficial owner of 20% or more of the outstanding Voting Shares of the Company if a Schedule 13D is not timely filed as required under the Securities Exchange Act of 1934 or is not required to be filed; (ii) the date of a change in the composition of the Board of Directors of the Company such that individuals who were members of the Board of Directors on the date two years prior to such change (or who were subsequently elected to fill a vacancy in the Board, or were subsequently nominated for election by the Company's shareholders, by the affirmative vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two year period) no longer constitute a majority of the Board of Directors of the Company; (iii) the date the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Shares of the Company outstanding immediately prior thereto continuing to represent (either by remaining



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outstanding or by being converted into Voting Shares of the surviving entity) at least 80% of the total voting power represented by the Voting Shares of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the date shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

(b) Claim: any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

(c) Expenses: include attorney's fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal) or preparing to defend, being a witness in or participating in any Claim relating to any Indemnifiable Event (including all interest, assessments and other charges paid or payable in connection with, or in respect of, any of the foregoing).

(d) Judgments: include judgments, fines, penalties and amounts paid in settlement that are paid or payable in connection with any Claim relating to any Indemnifiable Event (including all interest, assessments and other charges paid or payable in connection with, or in respect of, any of the foregoing).

(e) Indemnifiable Event: any event or occurrence related to the fact that Indemnitee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, agent or representative of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

(f) Reviewing Party: any appropriate person or body consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Board (including the special, independent counsel referred to in Section 4) who is not a party to the particular Claim for which Indemnitee is seeking indemnification.

(g) Voting Securities: any securities of the Company which vote generally in the election of directors.

2.  Scope  of  Indemnification.

(a) Basic Indemnification Arrangement. In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty days after written demand is presented to the Company against any and all Judgments arising from or relating to such Claim.

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(b)  Expenses.  Any and all  Expenses  and any and all  expenses  referred to in
Section 2(c) shall be paid by the Company promptly as they are incurred by Indemnitee (any such payment of expenses by the Company is hereinafter referred to as an "Expense Advance"). Indemnitee hereby agrees to repay the amount of Expenses so paid if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company. Indemnitee hereby further agrees to reasonably cooperate with the Company concerning any Claim.

(c) Indemnification for Additional Expenses. The Company shall indemnify Indemnitee against any and all expenses (including attorney's fees) which are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for (i) indemnification of Expenses or Judgments or advance payment of Expenses by the Company under this Agreement or under any other agreement, the Company's Regulations, statute or rule of law now or hereafter in effect relating to claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policy or policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

(d) Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Judgments arising from or relating to a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

(e) Indemnification of Successful Defense Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

(f) Service at the Request of the Company. If Indemnitee serves as a director, trustee, officer, employee, agent or representative of any corporation, partnership, or other entity in which the Company owns, directly or indirectly, a 20% or more equity interest (or in the case of a non-profit entity, the
Company or a direct or indirect subsidiary of the Company is a member), then, for purposes of this Agreement, Indemnitee shall be deemed serving as a director, trustee, officer, employee, agent or representative of such corporation, partnership, or other entity at the request of the Company.

3. Reviewing  Party  Determinations.

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(a) General Rules.  Notwithstanding the provisions of Section 2, the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the special, independent counsel referred to in Section 4 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed) and any such determination by the Reviewing Party shall be modified, to the extent necessary, to conform to such final judicial determination.

(b) Election of Reviewing Party. If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors. If there has been such a Change in Control, the Reviewing Party shall be the special, independent counsel referred to in Section 4 hereof.

(c) Judicial Review. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Ohio having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

(d) Burden of Proof. In connection with any determination by the Reviewing Party pursuant to Section 3(a), or by a court of competent jurisdiction pursuant to
Section 3(c) or otherwise, as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish by clear and convincing evidence that Indemnitee is not so entitled.

4. Change in Control.

         The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments under this Agreement or under any other agreement, the Company's Regulations, statute or rule of law now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special, independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company within the last five years (other than in connection with such matters) or Indemnitee. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorney's fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

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5.       No Presumption.

         For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

6.       Non-exclusivity.

         The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may now or hereafter have to indemnification by the Company.

7.       Liability Insurance.

         The rights of the Indemnitee hereunder shall also be in addition to any other rights Indemnitee may now or hereafter have under policies of insurance maintained by the Company or otherwise. To the extent the Company maintains an insurance policy or policies providing directors' or officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

8.       Liability Standards.

         This Agreement shall be construed on the basis of the duties owed by Indemnitee as a director or officer of the Company, and the standards for determining liability in damages for a breach thereof, which apply to each particular Claim. The parties acknowledge that changes in such duties or such liability standards may result in an expansion or contraction of the Company's indemnification exposure hereunder.

9.       Amendments, Etc.

         No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

10.      Subrogation.

         In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.


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11.      No Duplication of Payments.

         The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Company's Regulations or otherwise) of the amounts otherwise indemnifiable hereunder.

12.      Binding Effect, Etc.

         This Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director or officer of the Company or as a director, trustee, officer, agent or representative of any other enterprise at the Company's request.

13.      Severability.

         The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

14.      Governing Law.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

         15.      Shareholder Approval.

         On December 16, 1987, shareholders of the Company approved a form of indemnification agreement to be entered into with each director of the Company then in office and each person subsequently becoming a director of the Company. The Company and Indemnitee acknowledge and agree that this Agreement is in all material respects in the form of agreement approved by shareholders to be entered into between the Company and directors.

         Executed and effective as of this ____ day of ________________, _____.

AMCAST INDUSTRIAL CORPORATION


By: ______________________________                ___________________________
Name:                                             Indemnitee
Title:

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